EXHIBIT 10.21

DEBT CONVERSION AND SHARE ISSUANCE AGREEMENT

This Debt Conversion and Share Issuance Agreement (this “Agreement”) is entered into as of July 21, 2026 (the “Effective Date”), by and among:

LUNAI BIOWORKS, INC., a Delaware corporation (“Lunai” or the “Company”);

RENÉ SINDLEV, an individual (“Sindlev”);

RS ARVING ApS, a Danish private limited liability company (Anpartsselskab), CVR No. 31889286 (“RS Arving”); and

RS GROUP ApS, a Danish private limited liability company (Anpartsselskab), CVR No. 20594306 (“RS Group”).

Sindlev, RS Arving and RS Group are referred to individually as a “Creditor” and collectively as the “Creditors”; Lunai and the Creditors are referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Sindlev has made certain loans to Lunai evidenced by the promissory notes identified opposite his name on Schedule A attached hereto, and RS Arving has made a loan to Lunai evidenced by the promissory note identified opposite its name on Schedule A (collectively, the “Notes”);

WHEREAS, RS Group holds certain outstanding trade accounts payable owed by Lunai, identified opposite its name on Schedule A (the “Payables” and, together with all outstanding principal of, and accrued and unpaid interest on, the Notes, the “Converted Debt”);

WHEREAS, as of July 21, 2026, the aggregate amount of the Converted Debt is USD $671,659.45, consisting of $318,219.18 owed to Sindlev, $329,260.27 owed to RS Arving, and $24,180.00 owed to RS Group, in each case as set forth on Schedule A;

WHEREAS, the Parties desire to convert the Converted Debt in full into shares of common stock, par value $0.0001 per share, of Lunai (“Common Stock”) at a conversion price of $2.81 per share, representing a price not less than $0.05 above the fair market value of the Common Stock as of the Effective Date, upon the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows.

ARTICLE I
DEFINITIONS

1.1       “Converted Debt” means, collectively, (a) all outstanding principal of, and all accrued and unpaid interest, fixed as of July 21, 2026, on the Notes, and (b) the Payables, in the aggregate amount of USD $671,659.45.

1.2       “Conversion Price” means $2.81 per share of Common Stock.

1.3       “Shares” means, in the aggregate, 239,025 duly authorized shares of Common Stock of the Company to be issued to the Creditors pursuant to this Agreement, allocated among the Creditors as set forth on Schedule A (113,025 shares to Sindlev, 117,175 shares to RS Arving and 8,605 shares to RS Group), determined by dividing each Creditor’s portion of the Converted Debt by the Conversion Price, with fractional shares rounded as reflected on Schedule A such that the aggregate number of Shares equals 239,025.

1.4       “Closing” means the completion of the transactions contemplated by this Agreement.

ARTICLE II
CONVERSION OF INDEBTEDNESS

2.1       Each Creditor hereby severally agrees to convert, and Lunai hereby agrees to accept the conversion of, such Creditor’s entire portion of the Converted Debt into the number of Shares allocated to such Creditor on Schedule A, at the Conversion Price, effective upon the Closing.

2.2       Each Creditor hereby irrevocably waives, effective as of July 21, 2026, any and all rights to receive any interest, default interest, fees or other amounts that would otherwise accrue or become payable in respect of such Creditor’s portion of the Converted Debt following the Closing. Each Creditor acknowledges and agrees that such waiver forms part of the consideration for the issuance of the Shares and the conversion, satisfaction and cancellation of the Converted Debt contemplated by this Agreement.

2.3       The Parties acknowledge and agree that the issuance of the Shares constitutes the full, agreed and complete consideration for the conversion, satisfaction and cancellation of the Converted Debt, including all obligations of Lunai under the Notes and in respect of the Payables.

ARTICLE III
SHARE ISSUANCE

3.1       At the Closing, Lunai shall issue and deliver to each Creditor the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock allocated to such Creditor on Schedule A, registered in the name of such Creditor in book-entry form on the records of Lunai’s transfer agent (or, at such Creditor’s election, in certificated form).

3.2       The Shares shall be issued free and clear of all liens, claims and encumbrances, except for restrictions on transfer arising under applicable United States federal and state securities laws and as set forth in Section 7.2.

ARTICLE IV

SATISFACTION AND CANCELLATION OF THE CONVERTED DEBT

4.1 Upon the valid issuance and delivery of the Shares to the Creditors:

(a)       the Converted Debt and all indebtedness, obligations and liabilities of Lunai under or in respect of the Notes and the Payables shall automatically and irrevocably be deemed fully satisfied, discharged, cancelled and extinguished as between Lunai and the Creditors;

(b)       each of the Notes shall be deemed cancelled and of no further force or effect, and Sindlev and RS Arving shall promptly surrender the original Notes to Lunai for cancellation (or, if any original Note is lost or destroyed, deliver a customary affidavit of loss in lieu thereof);

(c)       RS Group shall mark the invoices comprising the Payables as satisfied in full in its books and records; and

(d)       no Creditor shall have any further monetary claim against Lunai to collect any portion of the Converted Debt.

ARTICLE V

RELEASE OF SECURITY INTERESTS; UCC TERMINATION STATEMENTS

5.1       Effective automatically upon the Closing and the issuance of the Shares, each Creditor hereby releases, terminates and discharges any and all liens, security interests, pledges, charges and other encumbrances granted by the Company to such Creditor in any assets or properties of the Company securing the Notes or any other portion of the Converted Debt, whether arising under the Notes, any security agreement, pledge agreement or otherwise (collectively, the “Security Interests”), and all Security Interests shall thereupon be deemed released, terminated and of no further force or effect without the need for any further action by any Party.

5.2       Each Creditor hereby irrevocably authorizes the Company and its designees to prepare and file, at the Company’s expense, UCC-3 termination statements terminating each UCC-1 financing statement naming such Creditor (or any of its affiliates) as secured party and the Company as debtor, including any and all UCC-1 financing statements naming such Creditor (or any of its affiliates) as a secured party and the Company as debtor, in any jurisdiction, including the Delaware Secretary of State, together with any other filings, recordings or registrations evidencing the Security Interests in any jurisdiction.

5.3       Each Creditor shall, promptly upon the Company’s reasonable request and at the Company’s expense, execute and deliver such releases, terminations, discharges and other instruments, and take such further actions, as may be reasonably necessary to evidence or effect the full release and termination of the Security Interests, and shall return to the Company any possessory collateral in such Creditor’s possession or control.

5.4       Each Creditor severally represents and warrants that it has not assigned, transferred or encumbered any of its rights under the Security Interests, in whole or in part, to any other person.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF LUNAI

6.1 Lunai represents and warrants to each Creditor that:

(a)       it is duly incorporated and validly existing under the laws of the State of Delaware;

(b)       it possesses full corporate power and authority to execute, deliver and perform this Agreement;

(c)       the issuance of the Shares has been duly approved by the Board of Directors of Lunai, and all corporate approvals necessary for the execution of this Agreement and the issuance of the Shares have been obtained;

(d)       the Shares, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable;

(e)       the execution, delivery and performance of this Agreement do not violate Lunai’s Certificate of Incorporation or Bylaws, any applicable law, or any material agreement to which Lunai is a party; and

(f)       the issuance of the Shares complies with, or is expressly contingent upon receipt of any approvals required under, the applicable listing rules of The Nasdaq Stock Market LLC, and Lunai shall make all filings required under the rules of the U.S. Securities and Exchange Commission and Nasdaq in connection with the transactions contemplated hereby, including any required Listing of Additional Shares notification and any required disclosure on Form 8-K.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF THE CREDITORS

7.1       Each Creditor, severally as to itself only and not jointly, represents and warrants to Lunai that:

(a)       such Creditor has full power, authority and (in the case of Sindlev) legal capacity to execute, deliver and perform this Agreement, and (in the case of RS Arving and RS Group) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action;

(b)       such Creditor is the sole legal and beneficial owner of its portion of the Converted Debt, free and clear of all liens, claims and encumbrances, and has not sold, assigned, transferred, pledged or otherwise encumbered such Converted Debt or any interest therein, in whole or in part;

(c)       such Creditor is acquiring its Shares for its own account for investment purposes only and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”);

(d)       such Creditor is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act;

(e)       such Creditor understands that the Shares have not been registered under the Securities Act or any state securities laws, are being issued in reliance upon an exemption from registration (including Section 4(a)(2) of the Securities Act), constitute “restricted securities” within the meaning of Rule 144 under the Securities Act, and may not be offered, sold or transferred except pursuant to an effective registration statement or an available exemption from registration; and

(f)       such Creditor has had the opportunity to ask questions of and receive answers from Lunai regarding Lunai and the Shares, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment, and acknowledges that no representations have been made to such Creditor other than those expressly set forth in this Agreement.

7.2       Legend. Each Creditor acknowledges that its Shares (and any book-entry notation or certificate representing such Shares) shall bear a restrictive legend in substantially the following form, together with any legend required by applicable state securities laws:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.”

ARTICLE VIII
CLOSING

8.1       The Closing shall occur on the later of the Effective Date or the date of any required Nasdaq Listing of Additional Shares notification period has elapsed. At the Closing:

(a)       Lunai shall issue and deliver the Shares to the Creditors in the allocations set forth on Schedule A;

(b)       each Creditor shall acknowledge receipt of its Shares, and Sindlev and RS Arving shall surrender the Notes for cancellation in accordance with Article IV; and IV.

(c)       the Converted Debt shall be deemed satisfied and the Notes cancelled in accordance with Article

ARTICLE IX

MUTUAL RELEASE

9.1      Effective upon the Closing, Lunai, on the one hand, and each Creditor, severally, on the other hand, together with their respective officers, directors, employees, shareholders, heirs, executors, administrators, successors and assigns (as applicable), irrevocably release and forever discharge one another from any and all claims, actions, causes of action, demands, obligations, losses, damages, costs and expenses, whether known or unknown, arising out of or relating to the Notes, the Payables or the Converted Debt, except for the obligations expressly set forth in this Agreement. For the avoidance of doubt, this release is limited to matters arising out of or relating to the Notes, the Payables and the Converted Debt and does not extend to any other agreement, arrangement or relationship between or among the Parties.

ARTICLE X
FURTHER ASSURANCES

10.1   Each Party agrees to execute such additional documents and take such further actions as may reasonably be necessary to carry out the intent of this Agreement, including any documents reasonably requested by Lunai’s transfer agent in connection with the issuance of the Shares.

ARTICLE XI
GOVERNING LAW; JURISDICTION

11.1    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles. The Parties consent to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for any dispute arising out of or relating to this Agreement.

ARTICLE XII

MISCELLANEOUS

12.1    This Agreement, together with Schedule A, constitutes the entire agreement among the Parties concerning the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, with respect thereto.

12.2    No amendment or waiver of any provision of this Agreement shall be effective unless in writing and signed by each Party affected thereby.

12.3    The obligations, representations and warranties of the Creditors hereunder are several and not joint; no Creditor shall be liable for the obligations, representations or warranties of any other Creditor.

12.4    This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Electronic signatures (including signatures delivered by PDF or electronic signature platform) shall be deemed original signatures.

12.5    If any provision of this Agreement is held invalid or unenforceable, the remaining provisions shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

LUNAI BIOWORKS, INC.

By:	/s / David Weinstein
Name:	David Weinstein
Title:	Chief Executive Officer
Date:	22-Jul-2026

RENÉ SINDLEV

By:	/s / René Sindlev
René Sindlev, individually
Date:	22-Jul-2026

RS ARVING ApS

By:	/s / René Sindlev
Name:	René Sindlev
Title:	Director
Date:	22-Jul-2026

RS GROUP ApS

By:	/s / René Sindlev
Name:	René Sindlev
Title:	Director
Date:	22-Jul-2026

SCHEDULE A

Converted Debt and Share Allocation (amounts as of July 21, 2026)

Creditor	Instrument	Principal	Principal + Accrued Interest	Shares
René Sindlev	July 3, 2025 Promissory Note (Bridge; matured June 30, 2026)	$100,000.00	$110,493.15
René Sindlev	February 23, 2026 Promissory Note (Bridge; matured June 30, 2026)	$100,000.00	$104,054.79
René Sindlev	March 9, 2026 Promissory Note (Bridge; matured June 30, 2026)	$100,000.00	$103,671.23
Sindlev subtotal		$300,000.00	$318,219.18	113,245
RS Arving ApS	July 30, 2025 Promissory Note (Bridge; matured June 30, 2026)	$300,000.00	$329,260.27	117,175
RS Group ApS	Trade payables: Invoice No. 1000583230 dated March 1, 2024 and Invoice No. 1000585033 dated March 4, 2024.	$24,180.00	$24,180.00	8,605
Total Converted Debt / Shares:			$671,659.45	239,025